Filed Pursuant to Rule 424(b)(3)
                                                        File Number 333-55923-99


                    PROSPECTUS SUPPLEMENT DATED April 1, 1999
                                       TO

                         PROSPECTUS DATED JUNE 30, 1998

                                20,546,264 SHARES
                          NIAGARA MOHAWK HOLDINGS, INC.

                      COMMON STOCK PAR VALUE $.01 PER SHARE

                             ----------------------


         On March 18, 1999, the shares of our common stock were exchanged for the shares of common stock of Niagara Mohawk Power Corporation ("NMPC") pursuant to an Agreement and Plan of Exchange that we entered into on May 14, 1998. This prospectus supplement supplements information contained in NMPC's prospectus dated June 30, 1998, which NMPC filed as a part of a registration statement (333-55923). We have filed a post-effective amendment pursuant to Rule 414(d) under the Securities Act of 1933, to adopt that registration statement as our own for all purposes of the Securities Act and the Securities Exchange Act of 1934. References to "the Company" in the Prospectus now mean Niagara Mohawk Holdings, Inc. rather than NMPC.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to incorporate into the prospectus information that we have filed with it or will file in the future. This means that we can disclose important information to you by referring you to our SEC filings. Information that we file later with the SEC will automatically update and supersede the information in this prospectus. As successor to NMPC, we are incorporating into the prospectus the documents listed below and all of our future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the common stock registered in this Registration Statement has been sold:

1. The description of Niagara Mohawk Holdings, Inc. common stock contained in Amendment No. 2 to its Registration Statement on Form S-4 dated May 29, 1998.

2.   Annual  Report on Form 10-K filed by NMPC for the year ended  December  31,
     1998.

3.   Our Current Report on Form 8-K dated March 19, 1999.

    You may request a copy of these filings at no cost, by writing or telephoning:

               Leon T. Mazur
               Niagara Mohawk Holdings, Inc.
               300 Erie Boulevard West
               Syracuse, New York 13202
               (315) 474-1511